SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2006

FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

          Item 1.01  Entry into a Material Definitive Agreement

          At the 2006 Annual Meeting of Stockholders of Franklin Bank Corp. (“Company”) held May 3, 2006, the stockholders of the Company approved the Franklin Bank Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”), which had been previously approved by the Board of Directors.  The 2006 Plan is administered by the Compensation Committee of the Board of Directors and provides for the award to eligible individuals a variety of equity based compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock and performance units.  The Compensation Committee determines the terms of awards under the 2006 Plan, subject to its terms.  Directors, officers, employees and consultants of, and prospective employees and consultants of, the Company and its subsidiaries are eligible to participate in the 2006 Plan.  The 2006 Plan became effective upon approval by the Board of Directors and expires on the tenth anniversary of the effective date.  An aggregate of 1,000,000 shares has been reserved for awards under 2006 Plan.

          A more detailed description of the terms of the 2006 Plan can be found in the Company’s definitive proxy statement for the 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 3, 2006 under the caption “Item 2 – Approval of Franklin Bank Corp 2006 Long-Term Incentive Plan.”  A copy of the 2006 Plan is filed as an exhibit hereto.

Section 9 – Financial Statements and Exhibits

          Item 9.01  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(d)	Exhibits.

Exhibit 10.1

Franklin Bank Corp. 2006 Long-Term Incentive Plan. (Incorporated by reference to Exhibit A of the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2006.)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: July 14, 2006	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1

Franklin Bank Corp. 2006 Long-Term Incentive Plan.  (Incorporated by reference to Exhibit A of the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2006.)